SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:
April 30, 2008
(Date of earliest event reported)

VERSADIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

305 Madison Avenue, New York, NY	10165
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code  (212) 986-0886     (Issuer’s telephone number)
_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01 Entry into a Material Definitive Agreement

The Company entered into an agreement having an effective date of April 30, 2008 with Fursa Master Global Event Driven Fund, L.P. (“Fursa”), a holder of more then 10% of the currently outstanding common shares of the Company. Signed copies of the documents were delivered on May 7, 2008. This agreement supplements an agreement with Fursa that is set forth in the Company’s Report on Form 8-K dated March 4, 2008, which agreement was previously amended effective as of March 31, 2008 and set forth in the Company’s Report on Form 8-K dated April 8, 2008.

Fursa reconfirmed its obligation to deliver the remaining $2,000,000 of its commitment and participation in the current unit private placement offering of securities of the Company (“Current Offering”).

The Company agreed to extend from April 30, 2008 to May 31, 2008 the time period in which Fursa is to deliver the $2,000,000 referred to above, and to excuse Fursa from its $2,000,000 commitment in the Current Offering if $3,000,000 is raised by May 31, 2008, as contemplated by the April 30, 2008 Agreement.

Item 3.02   Unregistered Sales of Equity Securities.

The Company agreed to extend through May 31, 2008 the time period in which Fursa is to deliver the $2,000,000 referred to in Item 1.01 above, and to excuse Fursa from its $2,000,000 commitment in the Current Offering if $3,000,000 is raised by May 31, 2008, as contemplated by the April 30, 2008 Agreement.

Item 9.01 Financial Statements and Exhibits

1. Agreement dated April 30, 2008 between Versadial, Inc. and Fursa Master Global Event Driven, Fund L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSADIAL, INC.

Date: May 7, 2008	By:	/s/ Geoffrey Donaldson
Geoffrey Donaldson
Title: Chief Executive Officer